EXHIBIT 99(b):

Subscription Agreement

D P & D, INC.

Subscription Agreement

1.

Investment:

The undersigned (“Buyer”) subscribes for  ______ Shares of Common Stock of D P & D, Inc. at $0.05 per share.

Total subscription price ($0.05 times number of Shares): = $________________.

PLEASE MAKE CHECKS PAYABLE TO:

Harold P. Gewerter, Esq. Ltd. Trust Account fbo D P & D

2.

Investor information:

Name (type or print)		SSN/EIN/Taxpayer I.D.
E-Mail address:
Address

Joint Name (type or print)		SSN/EIN/Taxpayer I.D
E-Mail address:
Address (If different from above)

Mailing Address (if different from above):
		Street	City/State	Zip

Business Phone:	( )	Home Phone:	( )

3.

Type of ownership: (You must check one box)

Individual	Custodian for
Tenants in Common	Uniform Gifts to Minors Act of the State of: __________
Joint Tenants with rights of Survivorship	Corporation (Inc., LLC, LP) – Please List all officers, directors, partners, managers, etc.:
Partnership (Limited Partnerships use “Corporation”)
Trust
Community Property	Other (please explain)

Acceptance of Subscription.

(a)

It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion.  If this subscription is rejected in whole, the Company shall return to Buyer, without interest, the Payment tendered by Buyer, in which case the Company and Buyer shall have no further obligation to each other hereunder.  In the event of a partial rejection of this subscription, Buyer’s Payment will be returned to Buyer, without interest, whereupon Buyer agrees to deliver a new payment in the amount of the purchase price for the number of Shares to be purchased hereunder following a partial rejection of this subscription.

Governing Law.

(a)

This Subscription Agreement shall be governed and construed in all respects in accordance with the laws of the State of Nevada without giving effect to any conflict of laws or choice of law rules.

IN WITNESS WHEREOF, this Subscription Agreement has been executed and delivered by the Buyer and by the Company on the respective dates set forth below.

INVESTOR SUBSCRIPTION ACCEPTED AS OF
day of ,
Signature of Buyer
D P & D, Inc.
Printed Name	4251 East Melody Drive Higley, Arizona 85236

Date	By:
President

Deliver completed subscription agreements and checks to:

Harold P. Gewerter, Esq.

5440 West Sahara Avenue, Suite 202

Las Vegas, NV 89146